                                    EXHIBIT 9

                    LIST OF EXECUTIVE OFFICERS AND DIRECTORS
                    OF CAISSE DE DEPOT ET PLACEMENT DU QUEBEC

DIRECTORS                 BUSINESS ADDRESS                                      PRINCIPAL OCCUPATION
Henri-Paul Rousseau       Caisse de depot et placement du Quebec                Chairman
                          1981, avenue McGill College
                          Montreal (Quebec) H3A 3C7

Guy Morneau               Regie des rentes du Quebec                            Chairman of the Board and
                          2600, boul. Laurier, bureau 546                       President
                          Quebec (Quebec)  G1V 4T3

Jean-Claude Bachand       Fraser Milner Casgrain                                Lawyer
                          1, Place Ville-Marie
                          Bureau 3900
                          Montreal (Quebec) H3B 4M7

Bernard Bonin             745, Hot Springs Way
                          Ottawa (Quebec) K1V 1W8

Claudette Carbonneau      Confederation des syndicats nationaux                 President
                          1601, Delorimier
                          Montreal (Quebec) H2K 4M5

Alban D'Amours            Mouvement des caisses Desjardins                      President
                          100, avenue des Commandeurs
                          Levis (Quebec) G6V 7N5

Sylvie Dillard            Fonds quebecois de la recherche sur la nature         Member and President of the board and
                          et les technologies                                   Chief Executive Officer
                          140, Grande-Allee Est, Bureau 450
                          Quebec (Quebec) G1R 5M8

Yves Filion               Hydro-Quebec Distribution                             President
                          75, boul. Rene-Levesque Ouest
                          Montreal (Quebec) H2Z 1A4

Gilles Godbout            Ministere des Finances                                Deputy Minister, Finance, Economy
                          12, rue St-Louis                                      and Research
                          Quebec (Quebec) G1R 5L3

                                    EXHIBIT 9

                    LIST OF EXECUTIVE OFFICERS AND DIRECTORS
                    OF CAISSE DE DEPOT ET PLACEMENT DU QUEBEC

DIRECTORS                 BUSINESS ADDRESS                                      PRINCIPAL OCCUPATION
Thomas O. Hecht           Technologies IBEX Inc.                                Chairman Emeritus
                          5485, rue Pare
                          Montreal (Quebec)  H4P 1P7

Henri Masse               Federation des travailleurs et travailleuses du       President
                          Quebec
                          545, boul. Cremazie Est, 17e etage
                          Montreal, (Quebec) H2M 2V1

Nicole Trudeau            Commission municipale du Quebec                       Vice-President
                          500, Rene-Levesque Blvd. West
                          Suite 24.200
                          Montreal (Quebec) H2Z 1W7

Duc Vu                    Commission administrative des regimes                 President
                          de retraite et d'assurances
                          475, St-Amable
                          Quebec (Quebec) G1R 5X3

John T. Wall              6601, Radnor Road
                          Bethesda, Maryland
                          20817 USA

                                    EXHIBIT 9

                    LIST OF EXECUTIVE OFFICERS AND DIRECTORS
                    OF CAISSE DE DEPOT ET PLACEMENT DU QUEBEC

DIRECTORS                 BUSINESS ADDRESS                                      PRINCIPAL OCCUPATION
Henri-Paul Rousseau       Caisse de depot et placement du Quebec                Chairman
                          1981, avenue McGill College
                          Montreal (Quebec) H3A 3C7

Fernand Perreault         Same                                                  Senior Vice-president, CDP Group
                                                                                - President, CDP Real Estate

Claude Seguin             Same                                                  President, CDP Private Equity and
                                                                                Executive Vice-President, CDP
                                                                                group

Bertrand Lauzon           Same                                                  Executive Vice-President, CDP
                                                                                group Finance and Information
                                                                                Technology

Jean-Claude Cyr           Same                                                  Executive Vice-President, CDP
                                                                                group Investment Planning and
                                                                                Management

Francois Geoffrion        Same                                                  Executive Vice-President, CDP
                                                                                group Strategic Development

Ginette Depelteau         Same                                                  Vice-President and Corporate
                                                                                Secretary